                                                              EXHIBIT 10.22

                   EMPLOYMENT AND NON-COMPETITION AGREEMENT
                   ----------------------------------------

           THIS AGREEMENT is entered into as of the 1st day of May, 1996 by and among James A. Toopes, an individual resident of [Ridgewood, NJ] (the "Executive"), Big V Holding Corp., a Delaware corporation ("Holding"), and Big V Supermarkets, Inc., a New York corporation (the "Company").

                                    RECITALS
                                    --------

           WHEREAS, the Company and Holding are parties to a Management Agreement under which Holding provides the services of senior management to the Company (the "Management Agreement");

           WHEREAS, Holding desires to employ the Executive, and the Executive desires to serve as an employee of Holding, on the terms and conditions herein set forth.

           NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements hereinafter set forth, Holding, the Company and the Executive agrees as follows:

                                  SECTION ONE
                                  -----------

                                  EMPLOYMENT
                                  ----------

           1.01 Office. Holding hereby employs, engages and hires the Executive,
                ------
and the Executive agrees to serve Holding, as an executive-level employee of Holding for the term of employment specified in Section 1.04 herein.

           1.02 Responsibilities. The Executive shall serve as Executive Vice
                ----------------
President - Finance and Corporate Development of Holding and the Company, performing such duties as shall reasonably be required of an Executive Vice President - Finance and Corporate Development, reporting only to the Chief Executive Officer of Holding and the Company and Board of Directors of Holding (the "Board"). The Executive shall have such other powers and perform such other reasonable additional executive duties as may from time to time be assigned to him by the Chief Executive Officer or Board.

           1.03 Full-Time Commitment. The Executive will serve Holding and the
                --------------------
Company faithfully and to the best of his ability and will devote substantially all of his time, energy, experience, and talents during regular business hours and as otherwise reasonably necessary to such employment, to the exclusion of all other business activities.

           1.04 Term. The term of this Agreement (the "Term") shall be from the
                ----
date hereof until the earlier of (a) the termination of the Executive's employment hereunder pursuant to Section 3.01 or 3.04 hereof or (b) [April 30, 1998], provided, however, that the Term shall be automatically renewed for an additional one-year period following [April 30, 1998] and for additional one-year periods thereafter unless (i) either Holding or the Executive notifies the other of its or his desire not to renew the Term no later than [October 31, 1997] or, with respect to a year in which the Term has been renewed, October 31 of such renewal year, (ii) the Executive's employment is terminated pursuant to Sections 3.01 or 3.04, in which case the Term shall end as of the date of such termination or (iii) the Executive's employment is terminated pursuant to Sections 3.02, 3.03 or 3.05, in which case the Term shall end on the later of
(x) [April 30, 1998] or, with respect to any renewal year, April 30 of the year in which such termination occurred or (y) [six months following the date of such termination.

                                   SECTION TWO
                                   -----------

                            COMPENSATION OF EXECUTIVE
                            -------------------------

           2.01 Base Salary. During the Term the Executive shall receive as a
                -----------
base salary $240,000 per annum (the "Base Salary"). The Base Salary shall be paid in weekly installments in arrears and subject to withholding and other applicable taxes. The Base Salary shall be reviewed annually at the end of each calendar year beginning with calendar year 1996 by the Board and may be increased at that time if the Board determines, in its sole discretion, that the Base Salary warrants any increase.

           2.02 Bonuses. The Executive shall be entitled to receive annual
                -------
incentive bonuses at the end of each calendar year in accordance with the Annual Incentive Bonus Plan attached hereto as Schedule 1. The Annual Incentive Bonus
                                        ----------
Plan provides for a $120,000 annual base bonus depending on the Company's meeting certain performance criteria set forth in the Plan, and subject to adjustment downward or upward for performance below or in excess of the criteria set forth in the Plan. The payment of the Executive's bonus shall be subject to withholding and other applicable taxes.

           2.03 Options. As soon as practicable after the execution of this
                -------
Agreement, the Executive shall be granted an option, pursuant to Holding's 1990 Time Accelerated Restricted Stock Option Plan (the "Option Plan"), to purchase 12,000 shares of the common stock, $.01 par value per share, of Holding ("Common Stock") for $35 per share. Such option shall be evidenced by an option agreement in substantially the form attached hereto as Exhibit A (the "Stock Option
                                             ---------
Agreement").

           2.04 Vacation. The Executive shall be entitled to take four weeks of
                --------
paid vacation annually during the Term, to be taken at such time or times as shall be mutually convenient and consistent with his duties and obligations to Holding and the requirements of the Company.

           2.05 Expenses. Holding shall promptly pay or reimburse the Executive
                --------
for all reasonable expenses incurred by him in connection with the performance of his duties and responsibilities hereunder, including, but not limited to, expenses paid or incurred for travel relating to the business of Holding or the Company. All requests for reimbursement of expenses referred to in this paragraph shall be accompanied by such underlying documents or other evidence as are reasonably required to support the deduction of such expenses in accordance with the rules established by Holding, which shall be consistent with the rules in effect at the Company for the Company's executive officers.

           [2.06 Life Insurance. Subject to the Executive's reasonable
                 --------------
insurability, Holding shall obtain and keep in full force and effect during the Term, at its own cost and expense, insurance covering the Executive's life in an amount equal to 200% of his Base Salary as of January 1st of each year during the Term, or such higher percentage as the Company may maintain from time to time with respect to its senior executives, payable to his estate or such other person or persons as he may from time to time direct. In addition to such insurance, Holding or the Company, in its discretion, and at its own cost and expense, may also obtain insurance for its own benefit covering the Executive's life in such amount as it considers advisable, and the Executive agrees to cooperate fully to enable Holding or the Company to obtain such insurance.]

           2.07 Automobile. During the Term, Holding shall make available to the
                ----------
Executive a luxury class automobile in accordance with the Company's car policy for senior officers, together with all normal maintenance of such automobile including insurance, garage, repairs, etc. If Holding makes available to the Executive a leased automobile, the Executive shall have the right to purchase the same with his own funds at the end of the lease term at the purchase option exercise price.

           2.08 Relocation Expenses. (a) The Company shall reimburse the
                -------------------
Executive for certain specified reasonable expenses actually incurred by the Executive and his immediate family in relocating to the Florida, New York area in accordance with the Company's established relocation policy guidelines. Upon the purchase or renting of a residence, the Executive will be reimbursed for specific closing costs or allowances in accordance with the Company's established relocation policy guidelines relating to "buy-side" transactions. The Company will also provide the Executive with the assistance of a national relocation company to market the Executive's home in South Carolina.

                (b) The Company will provide the Executive with temporary living arrangements in an apartment rented by the Company for a period of six months from first day of employment, which period may be extended for up to three additional months if necessary and approved by the Chief Executive Officer.

                (c) The Company will reimburse the Executive and his immediate family for a reasonable number of return trips to South Carolina and house search trips to New York.

                (d) In the event that the reimbursement of the Executive for foregoing expenses results in taxable income to the Executive, the Executive will be grossed-up to the extent of 33% of the incremental taxable income through a bonus.

           2.09 Other Benefits. The Executive shall be entitled to participate
                --------------
in all employment benefit plans now existing or hereafter established by Holding, which shall be consistent with such benefit plans or arrangements generally made available to senior executive officers of the Company and shall include, without limitation, the participation in the Company's Profit Sharing Program commencing one year after the Executive's employment with the Company.

                                  SECTION THREE
                                  -------------

                                   TERMINATION
                                   -----------

           3.01 Cause. The Executive may be terminated from his employment by
                -----
Holding at any time for Cause without prior notice, and Holding shall, upon such termination, have no obligation to pay the compensation specified in Section 2 herein except that Holding shall be obligated to pay the Base Salary specified in Section 2.01 herein through the date of such termination. For purposes of this Agreement, "Cause" shall mean a termination of employment of the Executive by Holding or any of its subsidiaries due to (a) the commission by the Executive of an act of fraud or embezzlement (including the unauthorized disclosure of confidential or proprietary information of Holding or the Company which results in, or which could be reasonably expected to result in, a material injury to Holding or the Company), (b) a felony conviction or guilty plea of the Executive, (c) willful misconduct as an employee of Holding or the Company which results in material injury to Holding or the Company or (d) the willful failure of the Executive to render services to Holding or the Company in accordance with his employment which failure amounts to a material neglect of his duties to Holding or the Company; as determined in each case in good faith by the Board. In the event of a termination for Cause pursuant to this Section 3.01, the Executive's right to receive compensation and other benefits, except for payments for services previously rendered, shall cease immediately upon such termination.

           3.02 Disability: Death. If the Executive shall fail to or be unable
                -----------------
to perform the duties required hereunder because of any serious physical or other incapacity, as determined by an independent medical doctor selected by the Board, and such failure or inability shall continue for a period of 180 consecutive days or longer during the Term, Holding shall have the right to terminate this Agreement. This Agreement shall terminate automatically upon the death of the Executive. In the event of termination due to death or disability pursuant to this Section 3.02, the Executive's right to receive compensation hereunder shall cease, except that (a) the Executive shall receive any life or disability insurance benefits (as applicable) and Holding shall pay to the Executive all bonus compensation earned or awarded hereunder to the date of termination, (b) in the event of termination due to disability and subject to the Executive's reasonable insurability, during the Term the Executive shall continue to receive medical and health insurance benefits otherwise made available to other senior executives, except to the extent such coverage is available to the Executive from sources other than Holding or the Company, (c) in the event of termination due to disability, Holding shall continue to treat the Executive as an employee for federal tax purposes but only if and to the extent Holding is permitted to do so under applicable statutes, regulations and rulings and only for so long as Holding is required to pay the Executive Base Salary pursuant to the terms hereof and the Executive is not employed by any other person or entity and (d) in the event of termination due to disability, Holding shall continue to pay the Executive his Base Salary in accordance with Section 2.01 hereof until the end of the Term, provided that any Base Salary payable pursuant to this Section 3.02 shall be reduced by any compensation received by the Executive during such period from any entity or person (it being understood that the Executive shall not be obligated to seek other employment) and by any disability insurance benefits received by the Executive.

           3.03 Termination Without Cause. Holding shall have the right to
                -------------------------
terminate the employment of the Executive at any time without Cause (Cause as determined according to Section 3.01 herein). In such case, the Executive's right to receive compensation and other benefits hereunder, other than bonus compensation earned or awarded to the date of such termination, shall cease. Notwithstanding the foregoing, Holding shall continue to pay the Executive his Base Salary in accordance with Section 2.01 hereof until the end of the Term; provided that any Base Salary payable pursuant to this Section 3.03 shall be reduced by any compensation received by the Executive during such period from any entity or person (it being understood that the Executive shall not be obligated to seek other employment).

           3.04 Voluntary Termination. The Executive may voluntarily terminate
                ---------------------
his employment hereunder at any time, for any reason or for no reason. In such case, the Executive's right to receive compensation and other benefits hereunder, other than Base Salary and bonus compensation earned or awarded, in each case to the date of such termination, shall cease.

           3.05 Termination for Good Reason. The Executive shall have the right
                ---------------------------
to terminate his employment with Holding for "Good Reason" upon written notice to Holding, delivered to Holding promptly after the event or cause constituting "Good Reason." For purposes of this Agreement, "Good Reason" shall mean (a) the failure to elect or appoint the Executive as Executive Vice President - Finance and Corporate Development of Holding or the Company or (b) the failure by Holding or the Company to pay any compensation or other amount due the Executive under this Agreement, which failure is not remedied within ten (10) business days after written notice thereof is delivered to Holding by the Executive. The Executive's termination for Good Reason hereunder shall be treated for purposes of this Agreement, and for purposes of the Amended and Restated Shareholders' Agreement by and among Holding and the shareholders of Holding named therein, dated as of December 17, 1993 (the "Shareholders' Agreement"), and the Non-Qualified Time Accelerated Restricted Stock Option Agreement to be entered into pursuant to Section 2.03 hereof, as if the Executive were terminated without Cause by Holding pursuant to Section 3.03 hereof.

                                  SECTION FOUR
                                  ------------

                        SALE OF COMMON STOCK TO EXECUTIVE
                        ---------------------------------

           Executive hereby agrees to purchase from Holding, and Holding hereby agrees to sell, assign and convey to the Executive, an additional 8,000 shares (the "Shares") of Common Stock for the aggregate purchase price of $280,000 at a closing to occur within 90 days hereof (the "Closing"). At the Closing: (a) the Executive shall pay such purchase price by $75,000 Payment In Cash and delivering to Holding a promissory note in the principal amount of ($205,000) payable to the order of Holding in the form of Exhibit B hereto (the
                                               ---------
"Promissory Note") and a pledge agreement in the form of Exhibit C hereto (the
                                                         ---------
"Pledge Agreement"), and (b) the Company shall deliver to the Executive certificates representing the Shares, duly registered in the name of the Executive.

                                  SECTION FIVE
                                  ------------

                             COVENANT NOT TO COMPETE
                             -----------------------

           5.01 Non-Competition. So long as the Executive is employed by Holding
                ---------------
and for a period of one (1) year from the date of the Executive's termination of employment hereunder or, if terminated pursuant to Sections 3.02 or 3.03, until the expiration of the Term notwithstanding such termination, the Executive shall not, directly or indirectly, by or for himself or as the agent of another or through another as his agent (a) own any interest in (other than up to five percent of any publicly traded security), provide consulting or other services to or serve as an officer or director or engage in the management or operation of any entity that, directly or indirectly, owns, manages or operates, or participates in the operation of, any supermarket or other retail grocery store located within 20 miles of any supermarket owned or operated by the Company or any subsidiary of the Company, or (b) solicit for employment, employ or induce or advise any employee to leave the employ of Holding, the Company or any of its subsidiaries. Notwithstanding the foregoing, if the Executive is terminated pursuant to Sections 3.02 or 3.03 hereof, after one year from the date of such termination the Executive may elect by written instrument in form and substance reasonably acceptable to Holding, to waive any and all rights to, and release Holding and the Company from any and all obligations to pay or provide, any Base Salary or benefits to which the Executive would otherwise be entitled pursuant to such Sections 3.02 or 3.03. In such event, notwithstanding anything herein to the contrary, from and after ten
(10) business days following the date on which an originally executed copy of such instrument is delivered to Holding, the Executive shall no longer be subject to the restrictions set forth in this Section 5.01 and neither Holding nor the Company shall be obligated to make any payments or provide any benefits or other compensation to the Executive.

           5.02 Restitution. In addition to all other remedies provided for
                -----------
hereunder, the Executive agrees that if he shall violate any of the provisions of this Section 5, Holding shall be entitled to an accounting and repayment of all profits, compensation, remuneration or other benefits that the Executive may realize arising from or related to any such violation.

           5.03 Modification. The parties agree and acknowledge that the
                ------------
duration, scope and geographic area of the covenant not to compete described in this Section 5 are fair, reasonable and necessary in order to protect the good will and other legitimate interests of Holding, that adequate compensation has been received by the Executive for such obligations, and that these obligations do not prevent the Executive from earning a livelihood. If, however, for any reason any court determines under applicable law that the provisions in this
Section 5 pertain to duration, scope and geographic area in relation to non-competition are too broad or otherwise unreasonable, that the consideration provided for hereunder is inadequate or that the Executive has been prevented unlawfully from earning a livelihood (together, such provisions being hereinafter referred to as "Restrictions"), such Restrictions shall be interpreted, modified or rewritten, and such court is hereby requested and authorized by the parties hereto to revise the Restrictions, to include the maximum Restrictions as are valid and enforceable under applicable law.

                                   SECTION SIX
                                   -----------

                            CONFIDENTIAL INFORMATION
                            ------------------------

           6.01 Proprietary Information. In the course of his service to Holding
                -----------------------
and the Company, the Executive shall have access to confidential and proprietary information, including, but not limited to strategic plans or data, financial statements, information concerning the business, operations or financial condition of Holding, the Company and its subsidiaries and affiliates and Wakefern Food Corporation, marketing data, customer research and data, information concerning sources of supply, pricing information and data, and trade secrets. Such information shall be referred to hereinafter as "Proprietary Information" and shall include any and all items enumerated in the preceding sentence, whether previously existing, now existing or arising hereafter, whether conceived or developed by others or by the Executive alone or with others, and whether or not conceived or developed during regular working hours. Proprietary Information which is in the public domain during the period of service by the Executive, provided the same is not in the public domain as a consequence of disclosure directly or indirectly by the Executive in violation of this Agreement, shall not be subject to the restrictions of Section 6.01 through 6.03 herein.

           6.02 Fiduciary Obligations. The Executive acknowledges that Holding
                ---------------------
and the Company have expended, and will continue to expend, significant amounts of time, effort and money in the procurement of their Proprietary Information, that Holding and the Company have taken all reasonable steps in protecting the secrecy of the Proprietary Information, that said Proprietary Information is of critical importance to Holding and the Company and that a violation of this Section 6 would seriously and irreparably impair and damage the business of both Holding and the Company, and the Executive agrees to keep all Proprietary Information in a fiduciary capacity for the sole benefit of Holding and the Company.

           6.03 Non-Disclosure. The Executive shall not disclose, directly or
                --------------
indirectly (except as the Executive's duties in the regular and proper course of business of Holding or the Company may require and except as required by law), any Proprietary Information to any person other than Holding, the Company or authorized employees thereof at the time of such disclosure, or to such other persons to whom the Executive has been specifically instructed to make disclosure by the Board of Directors of Holding or the Company and in all such cases only to the extent required in the regular and proper course of business of Holding and the Company. At the termination of his employment, the Executive shall deliver to Holding all notes, letters, documents and records which may contain Proprietary Information which are then in his possession or control and shall not retain or use any copies or summaries thereof.

                                  SECTION SEVEN
                                  -------------

                                    REMEDIES
                                    --------

           7.01 Remedies. The Executive acknowledges that he has carefully read
                --------
and considered the terms of this Agreement and knows them to be essential to induce Holding and the Company to enter into this Agreement and that any breach of the provisions contained herein will result in serious and irreparable injury to Holding and the Company. Therefore, in the event of a breach of this Agreement, Holding and the Company shall be entitled to equitable relief against the Executive, including, without limitation, an injunction to restrain the Executive from such breach and to compel compliance with this Agreement in protecting or enforcing its rights and remedies.

                                  SECTION EIGHT
                                  -------------

                                  MISCELLANEOUS
                                  -------------

           8.01 Notice of Sale. If, during the term of Executive's employment
                --------------
hereunder, Holding, the Company or an Affiliate (as defined in the Shareholders' Agreement) of the Company to which this Agreement is assigned is sold to a third party (whether directly or indirectly, by sale of stock or assets, merger or otherwise), Holding shall endeavor to give Executive such advance notice therefor as is practicable in the circumstances, taking into account the need of the parties to the transaction to maintain confidentiality of their negotiations until public announcement thereof. In such event, Executive shall not disclose to any other person the pendency of such transaction until such public announcement is made.

           8.02 Indemnification. Holding and the Company shall indemnify
                ---------------
Executive in the event that he is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of Holding or the Company, its subsidiaries or Affiliates, in which capacity he is or was serving at the request of Holding or the Company, against expenses (including attorneys' fees which shall be advanced as incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth and permitted by the General Corporation Law of the State of Delaware, and any other applicable law, as from time to time in effect.

           8.03 Notices. All notices hereunder, to be effective, shall be in
                -------
writing and shall be deemed delivered when delivered by hand or five days after being sent by first-class, certified mail, postage and fees prepaid, as follows (unless and until notice of another or different address shall be given):

           (i)  If to Holding:       Big V Holding Corp.
                                     176 North Main Street
                                     Florida New York 10921
                                     Attn: President and Chief Executive Officer

                Copy to:             Michael J. Riccio, Jr., Esq.
                                     Hutchins, Wheeler & Dittmar
                                     101 Federal Street
                                     Boston, Massachusetts 02110

           (ii) If to the Executive: To the address set forth below.

           8.04 Modification. This Agreement, together with the Stock Option
                ------------
Agreement, Promissory Note, Pledge Agreement and Shareholders' Agreement, constitute the entire agreement between the parties hereto with regard to the subject matter hereof, terminating and superseding all prior understandings and agreements, whether written or oral. This Agreement may not be amended or revised except by a writing signed by the parties.

           8.05 Assignment. This Agreement and all rights hereunder are personal
                ----------
to the Executive and may not be assigned by him. Notwithstanding anything else in this Agreement to the contrary, Holding and the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company whether by purchase, merger or consolidation.

           8.06 Captions. Captions herein have been inserted solely for
                --------
convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

           8.07 Severability. The provisions of this Agreement are severable,
                ------------
and the invalidity of any provision shall not affect the validity of any other provision. In the event that any arbitrator or court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable because of the duration or scope thereof, the parties hereto agree that said arbitrator or court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

           8.08 Taking Effect. The terms and conditions set forth in this
                -------------
Agreement shall take effect and be binding upon the parties as of the date first above written.

           8.09 Governing Law. This Agreement shall be construed under and
                -------------
governed by the laws of the State of New York.


                                   *   *   *

           IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as a binding contract as of the day and year first above written.

                                           BIG V HOLDING CORP.

                                           By /s/ Joseph V. Fisher
                                             -----------------------------------
                                                       (signature)

                                               Joseph V. Fisher
                                           -------------------------------------
                                                       (print name)

                                               President & C.E.O
                                           -------------------------------------
                                                       (print title)


EXECUTIVE:                                 BIG V SUPERMARKETS, INC.

/s/ James A. Toopes                        By /s/ Joseph V. Fisher
-----------------------------------          -----------------------------------
James A. Toopes                                        (signature)

                                                Joseph V. Fisher
                                           -------------------------------------
                                                       (print name)

                                                President  & C.E.O.
                                           -------------------------------------
                                                       (print title)


Executive's Home Address:

264 Highland Avenue
-----------------------------

Ridgewood, NJ 07450
-----------------------------

-----------------------------

                                  SCHEDULE 1
                                  ----------

                                       TO
                                       --

                    EMPLOYMENT AGREEMENT WITH JAMES A. TOOPES
                    -----------------------------------------

                           ANNUAL INCENTIVE BONUS PLAN
                           ---------------------------

I.     ANNUAL INCENTIVE BONUS BASE AMOUNT AND SCALE
       --------------------------------------------

       The Annual Incentive Bonus base amount (the "Base Amount") for the Executive is one hundred and twenty thousand dollars ($120,000). For each year shown below, the Executive will earn all of the Base Amount upon the achievement by the Company of the "Plan Cash Flow' shown below for such year:

       YEAR              PLAN CASH FLOW ($000)
       ----              --------------------
       1996              $50,000

       1997              $57,000

       1998              $63,000

       The achievement of the Plan Cash Flow target will result in the payment of an Annual Incentive Bonus equal to the Base Amount. The Bonus will be reduced by one eleventh of the Base Amount for each one percent by which the Plan Cash Flow target exceeds the Company's actual Cash Flow for the applicable year; provided, however, that if less than 90% of the Plan
                        --------  -------
       Cash Flow target is achieved, no Bonus will be paid.

       In the event the Company's actual Cash Flow exceeds the Plan Cash Flow target for the applicable year, the Annual Incentive Bonus will be increased as follows: (i) by 0.2% of the Executive's Base Salary for each 0.1% by which the Company's actual Cash Flow exceeds the applicable Plan Cash Flow target but is less than 110% of the Cash Flow target, (ii) by 0.3% of the Base Salary for each 0.1% by which the Company's actual Cash Flow exceeds 110% of the applicable Cash Flow target but is less than 120% of the Plan Cash Flow target, and (iii) by 0.4% of the Base Salary for each 0.1% by which the Company's actual Cash Flow exceeds 120% of the applicable Plan Cash Flow target.

II.    "CASH FLOW" DEFINED
       -------------------

       For purposes of the Plan, "Cash Flow" shall mean the Company's consolidated income without reduction for non-cash or deferred compensation expense, interest (except as indicated below), income taxes, depreciation or amortization but after deduction of: (i) all operating expenses (including up to $250,000 in management fees payable to Thomas
       H. Lee Company and J.S. Frelinghuysen & Co. pursuant to their respective Management Agreements with the Company), (ii) interest on working capital loans and (iii) other reserves required in connection with the operation of the Company's business in the ordinary course. The determination of Cash Flow shall not take into account any income or expense attributable to LIFO reserves, gains or losses on sales of assets or other extraordinary gains or losses or non-cash rent expenses. Except as otherwise provided herein, Cash Flow shall be determined in accordance with generally accepted accounting principles consistently applied, all as reflected in the Company's most recently available consolidated audited financial statements for the immediately preceding fiscal year and as certified by the Chief Financial Officer of the Company. The Cash Flow targets set forth above shall be adjusted in the manner and to the extent reasonably determined by the Company's Board of Directors in order to take into account (i) the institution of a supplemental cash bonus compensation plan for junior management, (ii) material changes in the Company's methods of accounting or (iii) the sale of substantial assets by the Company or the acquisition of ongoing business, whether by merger, consolidation or otherwise. Any such adjustment shall be made in good faith with the intent that, after taking into account the nature of the cause of the adjustment, the measure of the Company's performance established by the Cash Flow targets before and after the adjustment will be as nearly equivalent as is reasonably possible.

III.   PAYMENT
       -------

       The Annual Incentive Bonus is to be paid by Holdings, on April 30th of the year immediately following the year in which it was earned or within thirty days of the date on which the Company receives its audited financial statements for such year, whichever occurs first. Such Bonus is not payable prior to such date unless the Company is sold. In that event, the Bonus will vest to the extent that the bonus would otherwise be payable by measuring the Company's Cash Flow as of the sale date against the Plan Cash Flow pro rated to the sale date, taking into account seasonal factors as determined in good faith by the Company's Board of Directors; provided, however, that the amount of any resulting Bonus will also be pro rated to the sale date based on the number of days elapsed (up to and including the sale date). For the purpose of this Plan, a sale of the Company shall mean a sale of all or substantially all of the assets of the Company or the sale or other transfer of fifty percent or more of the common stock of the Company held by the Institutional Investors (as defined in the Amended and Restated Shareholders' Agreement among Big V Holding Corp. and its shareholders dated as of December
       17, 1993) to an unaffiliated third party or parties.

IV.    EARLY TERMINATION
       -----------------

       Annual Incentive Bonus payments are not assignable or transferable except by beneficiary designations to take effect at death. If the Executive is terminated without Cause or as a result of disability or death during the four year term of the Plan, his Annual Incentive Bonus is pro-rated to the date of termination as provided in Section III above and paid within 45 days of the end of the fiscal quarter in which such termination occurred.

       If the participant's employment terminates for any other reason, no portion of his Annual Incentive Bonus will be paid without authorization and approval of the Board of Directors of Holdings.

                    MANAGEMENT STOCK SUBSCRIPTION AGREEMENT
                    ---------------------------------------

         This Management Stock Subscription Agreement is entered into as of the 14 day of Dec 1996, by and between Big V Holding Corp., a Delaware corporation (the "Company"), and the management investor so indicated on the signature page hereof (the "Management Investor").

         WHEREAS, the Company desires to sell to the Management Investor, and the Management Investor desires to purchase from the Company, shares of common stock of the Company on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement, intending to be legally bound, mutually agree as follows:

                                    ARTICLE I

                           Purchase and Sale of Shares
                           ---------------------------

         1.1  Sale and Issuance of Shares. Subject to the terms and conditions
              ---------------------------
of this Agreement, the Management Investor does hereby subscribe for and agrees to acquire at the Closing (as hereinafter defined), and the Company agrees to issue to the Management Investor at the Closing, the aggregate number of shares of the Company's common stock set forth under his name on the signature page hereto (the "Shares") in exchange for the aggregate consideration set forth on the signature page hereto (the "Purchase Price"). A portion of the Purchase Price shall be payable in cash in the amount set forth on the signature page hereto (the "Cash Amount"), and the balance of the Purchase Price shall be paid by the Management Investor's issuance to the Company of a Secured Promissory
Note in the principal amount set forth on the signature page hereto (the
"Note").

         1.2  Closing. The closing (the "Closing") of the purchase and sale of
              -------
the Shares being purchased by the Management Investor shall occur at the offices of the Company, on the date hereof (the "Closing Date"). At the Closing, the Company shall deliver to the Management Investor a certificate or certificates representing the Shares purchased hereunder and the Management Investor shall deliver to the Company (i) the Cash Amount, (ii) the Note, (iii) a Stock Pledge Agreement executed in favor of the Company, and (iv) a counterpart signature page to the Amended and Restated Shareholders' Agreement dated as of December 17, 1993 (the "Shareholders' Agreement").

                                   ARTICLE II

                 Representations and Warranties of the Company
                 ---------------------------------------------
      The Company represents and warrants to the Management Investor that:

      2.1  Organization and Standing. The Company is a corporation duly
           -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

      2.2  Authorization. All corporate action on the part of the Company and
           -------------
its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Company under this Agreement required to be performed at or prior to the Closing and for the authorization, issuance and delivery of the Shares being sold under this Agreement has been taken. This Agreement, when executed and delivered by all parties hereto, shall constitute the valid and legally binding obligations of the Company, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors' rights generally or by general equitable principles.

      2.3  Validity of Shares. The Shares, when issued, sold and delivered in
           ------------------
accordance with the terms of this Agreement, shall be duly and validly issued, fully paid and nonassessable.

                                  ARTICLE III

                 Representations, Warranties and Agreements of
                 ---------------------------------------------
                            the Management Investor
                            -----------------------

      3.1  Authorization. The Management Investor represents and warrants that
           -------------
this Agreement, when executed and delivered by him, will constitute a valid and legally binding obligation of the Management Investor, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors' rights generally or by general equitable principles.

      3.2  Investment Representations.
           --------------------------

           (a) This Agreement is made with the Management Investor in reliance upon the Management Investor's representation to the Company, which by his acceptance hereof the Management Investor hereby confirms, that (i) the Shares to be received by him will be acquired by him, or a trust for the benefit of his spouse, children or parents, for investment for his own account, and not with a view to the sale or distribution of any part thereof in violation of applicable Federal and state securities laws, and
      (ii) he has no current intention of selling, granting participation in or otherwise distributing the same in violation of applicable Federal and state securities laws. By executing this Agreement, the Management Investor further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares in violation of applicable Federal and state securities laws.

           (b) The Management Investor understands that the Shares have not been registered under the 1933 Act on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(2) thereof and regulations issued thereunder, and that the Company's reliance on such exemption is predicated on representations of the Management Investor set forth herein.

           (c) The Management Investor represents that he has, either alone or together with his "purchaser representative" as that term is defined in Regulation D promulgated under the 1933 Act, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment. The Management Investor further represents that he has had access, during the course of the transaction and prior to his purchase of Shares, to information concerning the Company and its assets, liabilities and prospects, and that he has had, during the course of the transaction and prior to his purchase of the Shares, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to him or to which he had access.

           (d) The Management Investor understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the 1933 Act, the Shares must be held indefinitely. In particular, the Management Investor is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Among the current conditions for use of Rule 144 by certain holders is the availability to the public of current information about the Company. Such information is not now available, and the Company has no current plans to make such information available. Such Management Investor represents that, in the absence of an effective registration statement covering the Shares, he will sell, transfer or otherwise dispose of the Shares only in a manner consistent with his representations set forth herein and then only in accordance with the Shareholders' Agreement.

           (e) Each Management Investor agrees, except with respect to transfers permitted under the Shareholders' Agreement, that he will not make a transfer, disposition or pledge of any of the Shares other than pursuant to an effective registration statement under the 1933 Act, unless and until (i) the Management Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if requested by the Company, at the expense of the Management Investor or transferee, he shall have furnished to the Company an opinion of counsel, reasonably satisfactory to the Company and its counsel, to the effect that such transfer may be made without registration of the Shares under the 1933 Act.

      3.3  Legends: Stop Transfer.
           ----------------------
           (a) The Management Investor acknowledges that all certificates evidencing the Shares shall bear the following legend:

                              "TRANSFER RESTRICTED

           These securities have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company and its counsel that such registration is not required.

           These securities are subject to the terms and conditions, including restrictions on transfer, of an Amended and Restated Shareholders' Agreement dated as of December 17, 1993, as amended from time to time, a copy of which is on file with the Secretary of the Company"

           (b) The certificates evidencing the Shares shall also bear any legend required by any applicable state securities law

           (c) In addition, the Company shall make a notation regarding the restrictions on transfer of the Shares in its stock books, and the Shares shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the 1933 Act covering such Shares or pursuant to and in compliance with the provisions of Section 3.2(e) hereof. All Common Stock of the Company hereafter issued to the Management Investor shall bear the same endorsement, shall be subject to all the terms and conditions of this Agreement, and for all purposes shall be deemed "Shares" hereunder. A copy of this Agreement, together with any amendments thereto, shall remain on file with the Secretary of the Company and shall be available for inspection to any properly interested person without charge within five (5) days after the Company's receipt of a written request therefor.

                                   ARTICLE IV

                                  Miscellaneous
                                  -------------

      4.1  Notices. All notices and other communications necessary or
           -------
contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein or, in the absence of such specification, shall be deemed to have been duly given when delivered by hand or one day after sending by overnight delivery service, or five days after sending by certified mail, postage prepaid, return receipt requested: to the Company, at the address of its principal executive offices, and to the Management Investor, at his address listed on the signature page hereto.

By notice complying with the foregoing provisions of this Section 4.1, each party shall have the right to change the mailing address for future notices and communications to such party.

      4.2 Execution of Counterparts. This Agreement may be executed in
          -------------------------
counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

      4.3 Binding Effect: Assignment. The rights and obligations of the
          --------------------------
Management Investor under this Agreement may not be assigned to any other person. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement, and their respective successors and assigns. This Agreement shall be binding upon the Company and the Management Investor, and their respective successors and assigns.

      4.4 Governing Law. This Agreement shall be deemed to be a contract made
          -------------
under the laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflicts of law. Both of the parties hereto agrees to submit to the jurisdiction of the courts of the State of Delaware in any action or proceeding arising out of or relating to this Agreement.

      4.5 Severability of Provisions. Any provision of this Agreement which is
          --------------------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      4.6 Exhibits and Headings. All Exhibits to this Agreement shall be deemed
          ---------------------
to be a part of this Agreement. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                                     * * *
                    MANAGEMENT STOCK SUBSCRIPTION AGREEMENT
                                SIGNATURE PAGE


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as an instrument under seal, as of the date first above written.


                              BIG V HOLDING CORP.

                              By: /s/ Joseph Fisher
                                 ---------------------------------
                               Name:  Joseph Fisher
                               Title: President & CEO


                              MANAGEMENT INVESTOR

                              /s/ James A. Toopes
                              -----------------------------------
                              Name: James A. Toopes

                              Number of Shares: 8,000
                              Aggregate Purchase Price: $280,000
                              Cash Amount: $75,000
                              Note Amount: $205,000

                          COUNTERPART SIGNATURE PAGE
                          --------------------------

      The undersigned, in connection with the purchase of shares of Common Stock, par value $.01 per share, of Big V Holding Corp., a Delaware corporation (the "Company"), hereby agrees to be bound by the terms and conditions of the Amended and Restated Shareholders' Agreement, dated as of December 17, 1993, by and among the Company and the investors named therein (the "Shareholders' Agreement"), as a "Management Investor" (as such term is defined in the Shareholders' Agreement).

      IN WITNESS WHEREOF, the undersigned has executed this Counterpart Signature Page as of Dec. 14, 1996.

                                    /s/ James A. Toopes
                                    -------------------------------
                                    Name:

                                   EXHIBIT A
                                   ---------

                              BIG V HOLDING CORP.


              1990 TIME ACCELERATED RESTRICTED STOCK OPTION PLAN
              --------------------------------------------------


                        NON-QUALIFIED TIME ACCELERATED

                       RESTRICTED STOCK OPTION AGREEMENT

                                     with

                               JAMES A. TOOPES

                              BIG V HOLDING CORP.
                            STOCK OPTION AGREEMENT
           UNDER 1990 TIME ACCELERATED RESTRICTED STOCK OPTION PLAN
            NON-QUALIFIED TIME ACCELERATED RESTRICTED STOCK OPTION
            ------------------------------------------------------

      AGREEMENT entered into this 14th day of December, 1996 by and between Big V Holding Corp., a Delaware corporation (the "Company"), and the undersigned employee (the "Employee") of the Company (or one of its subsidiaries) (the Company and its subsidiaries herein together referred to as the "Company").

      1. The Company desires to grant the Employee a non-qualified stock option under the Company's 1990 Time Accelerated Restricted Stock Option Plan (the "Plan") to acquire shares of the Company's Common Stock, par value $.01 per share (the "Common Stock").

      2. Section 6 of the Plan provides that each option is to be evidenced by an option agreement, setting forth the terms and conditions of the option.

      ACCORDINGLY, in consideration of the premises and of the mutual covenants and agreements contained herein, the Company and the Employee hereby agree as follows:

      1. Grant of Option. The Company hereby irrevocably grants to the Employee
         ---------------
a non-qualified stock option (the "Option") to purchase all or any part of an aggregate of 12,000 shares of Common Stock (the "Shares") on the terms and conditions hereinafter set forth. This option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

      2. Purchase Price. The purchase price ("Purchase Price") for the Shares
         --------------
covered by the Option shall be $35.00 per Share, which Purchase Price is not less than the fair market value of the Shares on the date hereof.

      3. Time of Exercise of Option; Exercisability. Except as provided below,
         ------------------------------------------
the Option shall not be exercisable prior to nine years and six months from the date of grant of the Option at which time the Option shall become exercisable in full. The Option shall become exercisable earlier, however, with respect to the number of Shares and upon the attainment of certain performance goals on or prior to the end of certain performance periods, all as shown on Schedule I
                                                                 ----------
attached hereto and incorporated herein.

      4.  Term of Options; Exercisability
          -------------------------------

          (a) Term.
              ----

              (1) Each Option shall expire ten (10) years from the date of the granting thereof, but shall be subject to earlier termination as provided in subsections (2) through (4) below.

              (2) If the Employee is terminated for Cause (as defined in the Employment Agreement among the Company, Big V Supermarkets, Inc., and the Employee dated as of May 1, 1996) or voluntarily terminates his employment with the Company, at any time, for any reason or for no reason, in either such case, the option granted to the Employee shall terminate, with respect to any Shares subject to options exercisable on the date of such termination, on the fifth day following such termination and, with respect to any Shares subject to options not exercisable on the date of such termination, on the date of such termination.

              (3) If the Employee is terminated by the Company without Cause, at any time, the option granted to the Employee shall terminate, with respect to any Shares subject to options exercisable on the date of such termination, on the 90th day following such termination and, with respect to any Shares subject to options not exercisable on the date of such termination, on the date of such termination.

              (4) In the event of the termination of the Employee's employment with the Company or one of its subsidiaries due to the death or disability of the Employee, the option granted to the Employee shall terminate, with respect to any Shares subject to options exercisable on the date of such termination, on the 365th day following such termination and, with respect to any Shares subject to options not exercisable on the date of such termination, on the date of such termination.

          (b) Exercisability. If the Employee ceases to be an employee of the
              --------------
Company, at any time, for any reason or for no reason, the Option granted to the Employee hereunder shall be exercisable only to the extent that the right to purchase Shares under such Option has accrued and is in effect on the date such Employee ceases to be an employee of the Company or one of its subsidiaries.

      5.  Manner of Exercise of Option.
          ----------------------------

          (a) To the extent that the right to exercise the Option has accrued and is in effect, the Option may be exercised in full or in part by giving written notice to the Company stating the number of Shares exercised and accompanied by payment in full for such Shares. Payment may be either wholly in cash or by check payable to the Company. Upon such exercise, delivery of a certificate for paid-up, non-assessable Shares shall be made at the principal office of the Company to the person exercising the Option, not more than thirty (30) days from the date of receipt of the notice by the Company.

          (b) The Company shall at all times during the term of the Option reserve and keep available such number of Shares of its common stock as will be sufficient to satisfy the requirements of the Option.

          (c) Notwithstanding the provision of Section 5(a) of this Agreement, the Company may delay the issuance of Shares covered by the exercise of this Option and the delivery of a certificate for such Shares until one of the following conditions shall be satisfied:

             (i) The Shares with respect to which such Option has been exercised are at the time of the issue of such Shares effectively registered or qualified under applicable federal and state securities acts now in force or as hereafter amended; or

             (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such Shares are exempt from registration and qualification under applicable federal and state securities acts now in force or as hereafter amended.

      6.  Non-Transferability. The right of the Employee to exercise the Option
          -------------------
shall not be assignable or transferable by the Employee otherwise than by will or the laws of descent and distribution, and the Option may be exercised during the lifetime of the Employee only by him or her. The Option shall be null and void and without effect upon the bankruptcy of the Employee or upon any attempted assignment or transfer, except as hereinabove provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition contrary to the provisions hereof, or levy of execution, attachment, trustee process or similar process, whether legal or equitable, upon the Option.

      7.  Shares Subject to Restrictions; Representation Letter and Investment
          --------------------------------------------------------------------
Legend.
------
          (a) Each of the Shares shall be subject to the restrictions on transfer imposed on, the terms and conditions requiring the sale or transfer of, and the rights and the options of the Company and certain stockholders of the Company to purchase, those shares of Common Stock held by Management Investors under the terms of the Amended and Restated Shareholders' Agreement Dated as of December 17, 1993 (the "Restrictions"). The Shares shall be subject to the Restrictions and the Employee hereby agrees to be bound by and undertakes to comply with the Restrictions, whether or not the Employee is a party to the Shareholders' Agreement, in the same manner and to the same extent as a Management Investor, and agrees and undertakes to execute and deliver any and all such additional agreements, instruments and other documents deemed necessary by the Company to effect the provisions of this subparagraph (a).

          (b) In the event that for any reason the Shares to be issued upon exercise of the Option shall not be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon any date on which the Option is exercised in whole or in part, the person exercising the Option shall give a written representation to the Company in the form attached hereto as Exhibit 1 and the Company shall place an "investment legend", so-called, as described in Exhibit 1 hereto, upon any certificate for the Shares issued by reason of such exercise.

          (c) The Company shall be under no obligation to qualify Shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purposes of covering the issue of Shares.

      8.  Adjustments on Changes in Capitalization. Adjustments or changes in
          ----------------------------------------
capitalization and the like shall be made in accordance with Section 12 of the Plan, as in effect on the date of this Agreement.

      9.  Recapitalizations, Reorganizations, Changes in Control and the Like.
          -------------------------------------------------------------------
Adjustments and other matters relating to recapitalizations, reorganizations, sale of the assets of the Company, changes in control and the like shall be made and determined in accordance with Section 12 of the Plan, as in effect on the date of this Agreement (including, but not limited to, the termination and cancellation of options upon a sale of all or substantially all of the assets of the Company or a change of control in the Company).

      10. No Special Employment Rights. Nothing contained in the Plan or this
          ----------------------------
Agreement shall be construed or deemed by any person under any circumstances to bind the Company to continue the employment of the Employee for the period within which this Option may be exercised. However, during the period of the Employee's employment, the Employee shall render diligently and faithfully the services which are assigned to the Employee from time to time by the Board of Directors or by the executive officers of the Company and shall at no time take any action which directly or indirectly would be inconsistent with the best interests of the Company.

      11. Rights as a Shareholder. The Employee shall have no rights as a
          -----------------------
shareholder with respect to any Shares which may be purchased by exercise of this Option unless and until a certificate or certificates representing such Shares are duly issued and delivered to the Employee and the Employee has executed and delivered to the Company any and all agreements, instruments and other documents required by the Company pursuant to Section 7(a) hereof. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

      12. Withholding Taxes. Whenever Shares are to be issued upon exercise of
          -----------------
this Option, the Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy all Federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

                        *******************************

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and its corporate seal to be hereto affixed by its officer thereunto duly authorized, and the Employee has hereunto set his or her hand and seal, all as of the day and year first above written.

                               BIG V HOLDING CORP.

                               By: /s/ Joseph V. Fisher
                                  -----------------------------
                                  Name: Joseph V. Fisher
                                  Title:

                               EMPLOYEE

                               /s/ James A. Toopes
                               --------------------------------
                               Address: 264 Highland Ave.
                                        Ridgewood, NJ 07450

                               Social Security
                               No.: ###-##-####
                                   ----------------------------

                                   SCHEDULE I

                            Option Vesting Schedule
                            -----------------------
      (a) The Option will become exercisable with respect to all Shares subject thereto (the "Performance Shares") in the manner provided below.

      (b) If the Company's Cash Flow (as hereinafter defined) is greater than the Target Cash Flow for the applicable Target Period, as specified in Schedule
                                                                       --------
A below, then the Option shall become exercisable with respect to twenty-five
-
percent (25%) of the Performance Shares. If the Company's Cash Flow is less than the Target Cash Flow for the applicable Target Period but at least ninety percent (90%) of the Target Cash Flow for the Target Period, then the Option shall become exercisable with respect to two and one-half percent (2.5%) of the Performance Shares for each one percent (1%) by which the Company's actual Cash Flow exceeds ninety percent of the Target Cash Flow for the Target Period, up to a maximum of twenty-five percent (25%) of the Performance Shares for any one Target Period. An Option shall be so exercisable on or after the later of the end of the applicable Target Period or the date that the Company's Cash Flow for such Target Period is certified by the Chief Financial Officer of the Company.

For the purpose of this Agreement, Cash Flow shall mean the Company's consolidated income without reduction for non-cash or deferred compensation expense, interest (except as indicated below), income taxes, depreciation or amortization but after deduction of: (i) all operating expenses (including up to $250,000 in management fees payable to Thomas H. Lee Company and J.S. Frelinghuysen & Co. pursuant to their respective Management Agreements with the Company), and (ii) other reserves required in connection with the operation of the Company's business in the ordinary course. The determination of Cash Flow shall not take into account any income or expense attributable to LIFO reserves, gains or losses on sales of assets or other extraordinary gains or losses or non-cash rent expenses. Except as otherwise provided herein, Cash Flow shall be determined in accordance with generally accepted accounting principles consistently applied, all as reflected in the Company's most recently available consolidated audited financial statements for the immediately preceding fiscal year and as certified by the Chief Financial Officer of the Company.

      (c) In addition to the vesting of the Options under paragraph (b) above, upon the expiration of the four year period ended December 31, 1998, any of the Options with respect to the Performance Shares which remain unexercisable (after giving effect to paragraph (b) above) (the "Remaining Shares") may also become exercisable as follows: (i) if the Company's cumulative Cash Flow for the four year period ended December 31, 1998 (the "Cumulative Cash Flow") is equal to or greater than $213 million, then the Option will become exercisable with respect to all of the Remaining Shares; and (ii) if the Cumulative Cash Flow is greater than $192 million but less than $213 million, then, the Option will become exercisable with respect to a portion of the Remaining Shares equal to (x) four and three-quarters percent (4.75%) of the

Performance Shares for each additional $1,000,000 of Cash Flow in excess of $192 million less (y) the number of Performance Shares which have vested under
        ----
paragraph (b) above, such that the Option will be exercisable in full if the Cumulative Cash Flow is equal to $213 million. The Option will be exercisable pursuant to this paragraph (c) on or after the later of the end of the Total Target Period of the date that the Company's Cumulative Cash Flow is certified by the Chief Financial Officer of the Company.

      (d) The Target Cash Flow levels set forth on Schedule A shall be adjusted
                                                   ----------
in the manner and to the extent reasonably determined by the Board of Directors in good faith to take into account (i) material changes in the Company's method of accounting or (ii) the sale of substantial assets by the Company or the acquisition of ongoing businesses, whether by merger, consolidation or otherwise. Any such adjustment shall be made in good faith with the intent that, after taking into account the nature of the cause of the adjustment, the measure of the Company's performance established by the Target Cash Flow levels before and after the adjustment will be as nearly equivalent as is reasonably possible.


                                   SCHEDULE A
                                   ----------

                                                         Maximum Percentage
Target                       Target Cash Flows           of Shares Eligible
Period                         (1,000's)                 for Early Vesting
------                       --------------              -----------------

1/1/95 to 12/31/95                 $43,000                       25%
1/1/96 to 12/31/96                 $50,000                       25%
1/1/97 to 12/31/97                 $57,000                       25%
1/1/98 to 12/31/98                 $63,000                       25%
Total Target Cash Flow
for Total Target Period
(1/1/95 to 12/31/98)              $213,000

      (e) In the event of a Sale of the Company (as hereinafter defined), then any as yet unvested Shares shall vest if and to the extent they would otherwise vest hereunder based on the following formula: (i) the Cash Flow for the Target Period in which the Sale takes place (the "Sale Target Period") shall be annualized based on the Company's most recently available consolidated audited financial statements for the portion of the Sale Target Period prior to the Sale (or, if audited financial statements are not available, unaudited financial statements prepared in accordance with generally accepted accounting principles consistently applied subject to year end adjustments and the absence of notes, as certified by the Chief Financial Officer of the Company) and after taking into account seasonal adjustment as determined in good faith by the Company's Board of Directors, and the Company will be deemed to have achieved such annualized Cash Flow in the Sale Target Period and (ii) the Company will be deemed to have achieved in any Target Periods occurring after the Sale Target Period, the average of the percentages of the Target Cash Flows achieved in the prior Target Periods (based on the annualized Cash Flow with respect to the Sale Target Period). Any Shares that would have vested had the Company achieved such deemed Cash Flows shall vest and become exercisable immediately prior to the Sale of the Company. For the purposes hereof, a "Sale" of the Company shall mean a sale of all or substantially all of the assets of the Company or the sale or other transfer of fifty percent or more of the common stock of the Company held by the Institutional Investors (as defined in the Shareholders' Agreement) to an unaffiliated third party or parties.

                            STOCK OPTION AGREEMENT
                                   EXHIBIT 1

                                   ---------
Gentlemen:

      In connection with the exercise by me as to _____ shares of common stock, no par value per share, of BIG V HOLDING CORP. (the "Company") under the non-qualified stock option dated July __, 1996, granted to me under the 1990 Time Accelerated Restricted Stock Option Plan, I hereby acknowledge that I have been informed as follows:

      1. The shares of common stock of the Company to be issued to me pursuant to the exercise of said option have not been registered under the Securities Act of 1933, as amended (the "Act"), and accordingly, must be held indefinitely unless such shares are subsequently registered under the Act, or an exemption from such registration is available.

      2. Routine sales of securities made in reliance upon Rule 144 under the Act can be made only after the holding period and in limited amounts in accordance with the terms and conditions provided by that Rule, and in any sale to which that Rule is not applicable, registration or compliance with some other exemption under the Act will be required.

      3. The Company is under no obligation to me to register the shares or to comply with any such exemptions under the Act.

      4. The availability of Rule 144 is dependent upon adequate current public information with respect to the Company being available and, at the time that I may desire to make a sale pursuant to the Rule, the Company may neither wish nor be able to comply with such requirement.

      In consideration of the issuance of certificates for the shares to me, I hereby represent and warrant that I am acquiring such shares for my own account for investment, and that I will not sell, pledge or transfer such shares in the absence of an effective registration statement covering the same, except as permitted by the provisions of Rule 144, if applicable, or some other applicable exemption under the Act. In view of this representation and warranty, I agree that there may be affixed to the certificates for the shares to be issued to me, and to all certificates issued hereafter representing such shares (until in the opinion of counsel, which opinion must be reasonably satisfactory in form and substance to counsel for the Company, it is no longer necessary or required) a legend as follows:

           "These securities have not been registered under the Securities Act of 1933 and may not be sold, transferred, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the securities under said Act or an opinion of counsel satisfactory to the Company, both as to opinion and counsel, that such registration is not required."

           "These securities are subject to the terms and conditions, including restrictions on transfer, of an Amended and Restated Stockholders Agreement dated as of December 17, 1993, as amended from time to time, a copy of which is on file with the Secretary of the Company."

      I further agree that the Company may place a stop order with its Transfer Agent, prohibiting the transfer of such shares, so long as the legend remains on the certificates representing the shares.

                                                Very truly yours,

                                    EXHIBIT B

$ 205,000                                                      December 14, 1996


                            SECURED PROMISSORY NOTE

      FOR VALUE RECEIVED, the undersigned (the "Obligor"), promises to pay to the order of Big V Holding Corp., a Delaware corporation, with its principal executive offices located at 75 State Street, Boston, Massachusetts 02109 (the "Company"), the principal sum of two hundred and five thousand DOLLARS ($205,000) (the "Principal Amount"), together with any amounts which are deemed to be converted principal in accordance with the terms hereof ("Converted Amounts", and collectively with the Principal Amount, sometimes referred to herein as the "Aggregate Principal Amount") in lawful money of the United States of America, together with all accrued but unpaid interest, on December 31, 2005 (the "Maturity Date"), subject to mandatory prepayment and/or acceleration as set forth herein.

      Interest shall accrue on the Principal Amount outstanding from time to time, and to the extent permitted by applicable law, on the Converted Amounts outstanding from time to time, at a fluctuating rate per annum (the "Stated Rate") at all times equal to the rate at which the loans outstanding under the Company's senior credit facility bear interest, changes in the Stated Rate to take effect simultaneously with changes in the rate under the senior credit facility, computed on the basis of a 365- or 366-day year, as the case may be, from and after the date of this Note and continuing until the date of payment of the Aggregate Principal Amount in full. Interest shall be payable hereunder annually on each Interest Payment Date (as defined below), in an amount equal to the aggregate federal, state and local income tax liability incurred by the Company as a result of all interest accrued hereunder for the preceding fiscal year of the Company, as conclusively determined by the Company, and as set forth in the Interest Notice (as defined below). All interest accrued hereunder and not required to be paid on the next succeeding Interest Payment Date in accordance with the terms hereof shall be deemed for all purposes hereunder converted to principal hereunder and shall be deemed to be a Converted Amount and shall be due and payable on the Maturity Date, subject to mandatory prepayment and/or acceleration as set forth below.

      If the date set for payment of principal or interest hereunder is a Saturday, Sunday or legal holiday, then such payment shall be made on the next succeeding business day.

      The terms below shall have the following definitions:

      (a) "Interest Notice" as used herein shall mean a written notice sent by the Company to the Obligor specifying the aggregate amount of federal, state and local income tax liability incurred by the Company as a result of all interest accrued hereunder for the preceding fiscal year of the Company.

      (b) "Interest Payment Date" as used herein shall mean a date ten days after the Obligor receives the Interest Notice. For purposes hereof, the Obligor shall conclusively be deemed to have received the Interest Notice (i) three days after the Company sends such notice by certified or registered mail or the day after the Company sends such notice by certified or registered mail or the day after the Company sends such notice by a nationally recognized overnight courier, to the address of the Obligor set forth below the Obligor's signature hereon or such other address that the Obligor specifies in writing to the Company at its address set forth above, or (ii) the day the Company delivers such notice by hand.

      (c) "Obligations" as used herein shall mean the Aggregate Principal Amount outstanding from time to time, all accrued but unpaid interest hereunder and all other amounts hereunder, whether principal, interest, fees or otherwise.

     Payment of the principal of and interest on this Note is secured pursuant to the terms of a Stock Pledge Agreement dated as of the date hereof, between the Obligor and the Company (the "Pledge Agreement"), reference to which is made for a description of the collateral provided thereby and the rights of the Company and the holder of this Note in respect of such collateral.

     This Note is subject to the following further terms and conditions:

      1. Payment and Prepayment.
         ----------------------

         (a) All payments and prepayments of principal of and interest on this Note shall be made to the Company or its order, or to the legal holder of this Note or such holder's order, in lawful money of the United States of America at the principal offices of the Company (or at such other place as the holder hereof shall notify the Obligor in writing) upon final payment of principal of and interest on this Note it shall be surrendered for cancellation. Concurrently with any prepayment of any portion of the Aggregate Principal Amount of this Note pursuant to this Section 1, the Company (or other holder of this Note) shall make a notation of such payment hereon. Any partial prepayment shall be applied first to accrued and unpaid interest hereof and then to the unpaid Aggregate Principal Amount.

         (b)  Voluntary Prepayment. The Obligor may, at its option, prepay this
              --------------------
Note in whole or in part at any time or from time to time without penalty or premium. Any prepayments of any portion of the Aggregate Principal Amount of this Note shall be accompanied by payment of all interest accrued but unpaid hereunder.

         (c)  Mandatory Prepayment.
              --------------------

              (i) If at any time, or from time to time, after the date hereof and following the occurrence and during the continuance of an Event of Default (as that term is defined below) the Obligor or any of the Obligor's Permitted Transferees (as that term is defined in a an Amended and Restated Shareholders' Agreement dated as of December 17, 1993 among the Company and its shareholders (the "Shareholders' Agreement")) shall receive or shall otherwise become entitled to receive from the Company (or other holder of this Note) any cash payments, cash dividends or other cash distributions in respect of the Company's Common Stock, then and in each case the Obligor and any of the Obligor's Permitted Transferees shall, upon the receipt thereof, return to the Company (or other holder of this Note) such payments, dividends and distributions, and the Company (or other holder of this Note) shall apply such amount to the prepayment of the Obligations in the manner set forth in Section 1(b), and the Company (or other holder of this Note) shall not be obligated to make any such payment, cash dividend or other cash distribution not theretofore made to which the Obligor and any of the Obligor's Permitted Transferees are otherwise entitled in respect of their Common Stock and may, instead, in lieu thereof, set off the amount of such cash payment, cash dividend or other cash distribution against the Obligations.

              (ii) If at any time, the Obligor receives any proceeds from the sale by the Obligor or any of the Obligor's Permitted Transferees of any Common Stock to anyone, the Net Proceeds (as defined in the Stock Pledge Agreement dated as of the date hereof between the Obligor and the Company) from such sale of Common Stock shall be applied to the prepayment of this Note in the manner provided in the Stock Pledge Agreement.

              (iii)  In addition to the provisions of subsections (c)(i) and
(c)(ii) above:

              (A) If the Obligor voluntarily terminates his employment with the Company, or if the Company terminates the employment of the Obligor for Cause (as such term is defined in the Employment and Non-Competition Agreement dated May 1, 1996 by and between the Company and the Obligor, the "Employment Agreement"), then the Obligor shall, without the necessity of any notice or demand by the Company of any kind, immediately make a mandatory prepayment hereunder in an amount equal to the then outstanding Obligations.

              (B)   If the Obligor dies, suffers a disability in accordance with
Section 3.02 of the Employment Agreement or if the Company terminates his employment without Cause (as such term is defined in the Employment Agreement) (each an "Involuntary Termination"), then the Obligor shall, without the necessity of any notice or demand by the Company of any kind, immediately make a mandatory prepayment hereunder in an amount equal to the then outstanding Obligations; provided, however, that if upon such Involuntary Termination (I) either the Company exercises its Call Option (as defined in the Shareholders' Agreement) or the Obligor exercises his Put Option (as defined in the Shareholders' Agreement), and the proceeds of the exercise of such Call Option or Put option, as the case may be, after first being applied to all of the then outstanding Obligations other than Converted Amounts, is not sufficient to pay all Converted Amounts, or (II) neither the Company exercises its Call Option nor the Obligor exercises his Put Option, then, in the case of subclause (B)(I), such unpaid Converted Amounts, and in the case of subclause
(B)(II), all outstanding Converted Amounts, shall not be immediately due and payable but shall be due and payable in equal monthly installments ("Converted Amount Installments") payable on the first day of each month from the date of the Involuntary Termination until the Maturity Date; provided further, however, that the Obligor's obligation to pay Converted Amount Installments shall cease at such time as the Company has no further obligation to pay any amounts to the Obligor either under Section 3.02 of the Employment Agreement (in the case of the Obligor's death or disability) or Section 3.03 of the Employment Agreement (in the case of the termination of the Obligor's employment without Cause). The Converted Amount shall bear interest hereunder at the Stated Rate and such interest shall be payable with each Converted Amount Installment.

      2.  Events of Default. Upon the occurrence of any of the following events
          -----------------
("Events of Default"):

          (a) Failure to pay any principal of this Note, including any prepayments required hereunder, when due;

          (b) Failure to pay any interest installment due under this Note which shall remain unremedied for ten days following the date when such installment was originally due hereunder;

          (c)   Failure to pay any Converted Amount Installment when due;

          (d) An event of default under any other note evidencing indebtedness of the Obligor to the Company or its subsidiaries;

          (e) Failure of the obligor to perform his obligations under the Employment Agreement; or

          (f) The filing of a voluntary or involuntary petition for an order of relief under the Bankruptcy Code by or against the Obligor, or any filing for relief under any statue or federal insolvency statute by or against the Obligor;



then, and in any such event, the holder of this Note may declare, by notice of default given to the Obligor, the entire unpaid Aggregate Principal Amount of the Note, all Converted Amount Installments, if any, and all accrued and unpaid interest thereon to be forthwith due and payable whereupon the entire Aggregate Principal Amount of this Note outstanding, all Converted Amount Installments, if any, and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor or other demands and notices of any kind, all of which are hereby expressly waived. Upon the occurrence of an Event of Default, the accrued and unpaid interest hereunder shall thereafter bear the same rate of interest as on the Principal Amount hereunder, but in no event shall such interest be charged which would violate any applicable usury law. If an Event of Default shall occur hereunder, the obligor shall, subject to
Section 3 hereof, pay costs of collection, including reasonable attorneys' fees, incurred by the holder in the enforcement hereof.

      No delay or failure by the holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

      3. Miscellaneous.
         -------------

           (a) The provisions of this Note shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

           (b) Notwithstanding the terms set forth above, in no event shall the interest rate on this Note exceed the maximum interest rate permitted by law.

           (c) All notices and other communications (other than the Interest Notice) hereunder shall be in writing and will be deemed to have been duly given if delivered or mailed in accordance with the Employment Agreement.

           IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Obligor on the date first above written.

                                  /s/ James A. Toopes
                                  -------------------------------
                                 James A. Toopes

                                 Address: 264 Highland Ave.
                                          Ridgewood, NJ 07450

                                    EXHIBIT C

                             STOCK PLEDGE AGREEMENT

      THIS STOCK PLEDGE AGREEMENT dated as of December 14, 1996 is made and entered into by and between Big V Holding Corp., a Delaware corporation ("Holding") and James A. Toopes (the "Pledgor").

                                    RECITALS
                                    --------

      A. The Pledgor has entered into a certain Employment and Non-competition Agreement dated as of May 1, 1996 by and between Holding and the Pledgor (the "Employment Agreement") whereby Holding has agreed to issue and sell an aggregate of 8,000 shares of its common stock, par value $0.01 per share (the "Common Stock") to the Pledgor. Capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Employment Agreement.

      B. On the date hereof the Pledgor is delivering a note or notes of Pledgor payable to Holding in the principal amount of $205,000 dated as of the date hereof (the "Indebtedness"), which Indebtedness is being incurred in connection with the sale of 8,000 shares of Common Stock to the Pledgor.

      C. The Pledgor wishes to grant further security and assurance to Holding in order to secure the payment of the principal and interest on the Indebtedness and to pledge to Holding all shares of Common Stock to be held by such Pledgor.

                                    AGREEMENT
                                    ---------

      NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      1. Pledge. As collateral security for the full and timely payment of the
         ------
principal of and interest on the Indebtedness, the Pledgor hereby delivers, deposits, pledges, transfers and assigns to Holding, in form transferable for delivery, and creates in Holding a security interest in 8,000 shares of Common Stock held by the Pledgor and all certificates or other instruments or documents evidencing the same now or hereafter owned by the Pledgor (together with any securities or property to be delivered to the Pledgor pursuant to Section 2(c) hereof, the "Pledged Securities").

         The Pledgor hereby delivers to Holding appropriate undated security transfer powers duly executed in blank for the Pledged Securities set forth above and will deliver appropriate undated security transfer powers duly executed in blank for the Pledged Securities to be pledged hereunder from time to time hereafter.

      2. Administration of Security. The following provisions shall govern the
         --------------------------
administration of the Pledged Securities:

         (a) So long as an Event of Default has not occurred and is continuing with respect to any Indebtedness (as used herein, "Event of Default" shall mean the occurrence of any event of default under any instrument evidencing any Indebtedness), the Pledgor shall be entitled to act with respect to the Pledged Securities in any manner not inconsistent with this Stock Pledge Agreement, the Employment Agreement, the Amended and Restated Shareholders' Agreement dated as of December 17, 1993 by and among the Holding and its stockholders (the "Shareholders' Agreement") or any instrument evidencing any Indebtedness, including voting the Pledged Securities and receiving all cash distributions thereon and giving consents, waivers and ratifications in respect thereof;

         (b) If at any time, the Pledgor receives any proceeds from the sale by the Pledgor or any of the Pledgor's Permitted Transferees (as that term is defined in the Shareholders' Agreement) of any Common Stock to anyone, the Net Proceeds (as defined below) from such sale of Common Stock shall be applied to the prepayment first of the accrued and unpaid interest on any Indebtedness and then to the unpaid principal of any Indebtedness. The term "Net Proceeds" shall mean the total proceeds received from the sale of Common Stock, minus an amount
                                                                -----
equal to the sum of (i) the federal income tax liability that would be payable in respect of the gain recognized upon such sale, after giving effect to any state income tax liability described in clause (ii) below, assuming a tax rate equal to the maximum federal income tax rate on long-term capital gains in effect at the time of sale, and (ii) any state income tax liability that would be payable in respect of such gain, assuming the maximum applicable state income tax rate on sales of such securities.

         (c) If, while this Stock Pledge Agreement is in effect, the Pledgor (or any of the Pledgor's Permitted Transferees) shall become entitled to receive or shall receive any debt or equity security certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), option or right, whether as a dividend or distribution in respect of, in substitution of, or in exchange for any Pledged Securities, or otherwise, the Pledgor and each of the Pledgor's Permitted Transferees agree to accept the same as Holding's agent and to hold the same in trust on behalf of and for the benefit of Holding and to deliver the same forthwith to Holding in the exact form received, with the endorsement of the Pledgor and the Pledgor's Permitted Transferees when necessary and/or appropriate undated security transfer powers duly executed in blank, to be held by Holding, subject to the terms of this Stock Pledge Agreement, as additional collateral security for the Indebtedness. Notwithstanding the foregoing, it is agreed that the Pledgor or any of the Pledgor's Permitted Transferees may exercise any option or right received as contemplated in the preceding sentence, and Holding will exercise any such option or right upon receipt of written instructions to that effect and any required payments or documents from the Pledgor or the Pledgor's Permitted

Transferees and the securities received upon such exercise of any such option or right shall thereafter be held by Holding as contemplated by the preceding sentence.

         (d) The Pledgor and each of the Pledgor's Permitted Transferees shall immediately upon request by Holding and in confirmation of the security interests hereby created, execute and deliver to Holding such further instruments, deeds, transfers, assurances and agreements, in form and substance as Holding shall request, including any financing statements and amendments thereto, or any other documents, as required under Delaware law and any other applicable law to protect the security interests created hereunder and to enable Holding to exercise its rights hereunder.

         (e) If at any time, Holding exercises its right as set forth in the Shareholders' Agreement to purchase the Pledged Securities, or the Pledgor exercises his right as set forth in the Shareholders' Agreement to require Holding to purchase the Pledged Securities, then the cash payable for the Pledged Securities so purchased shall be the difference between the Put Price or the Call Price, as applicable (as those terms are defined in the Shareholders' Agreement), and the outstanding principal balance and accrued but unpaid interest then due in respect of the Indebtedness.

         (f) Subject to any sale by Holding or other disposition by Holding of the Pledged Securities or other property pursuant to this Stock Pledge Agreement and subject to Section 5 below, the Pledged Securities shall be returned to the Pledgor or such Pledgor's Permitted Transferees upon payment in full of the unpaid principal of accrued interest on and any other amounts due in respect of the Indebtedness.

      3. Remedies in Case of an Event of Default.
         ---------------------------------------

         (a) In case of an Event of Default shall have occurred and be continuing, Holding shall have in each case all of the remedies of a secured party under the Delaware Uniform Commercial Code, and, without limiting the foregoing, shall have the right, in its sole discretion, to sell, resell, assign and deliver all or, from time to time, any part of the Pledged Securities, or any interest in or option or right to purchase any part thereof, on any securities exchange on which the Pledged Securities or any of them may be listed, at any private sale or at public auction, with or without demand of performance or other demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (except that Holding shall give ten days' notice to the Pledgor of the time and place of any sale pursuant to this
Section 3), for cash, on credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as Holding shall, in its sole discretion, determine, the Pledgor and the Pledgor's Permitted Transferees hereby waiving and releasing any and all right or equity of redemption whether before or after sale hereunder. At any such sale Holding may bid for and purchase the whole or any part of the Pledged Securities so sold free from any such right or equity of redemption. Holding shall apply the proceeds of any such sale first to the payment of all costs and expenses,
                          -----
including reasonable attorneys' fees, incurred by Holding in enforcing its rights under this Stock Pledge Agreement, second to the payment of accrued and
                                          ------
unpaid interest
on and then of unpaid principal of the Indebtedness of the Pledgor and third to
                                                                       -----
any other amounts due on the Indebtedness.

         (b) The Pledgor and the Pledgor's Permitted Transferees recognize that Holding may be unable to effect a public sale of all or a part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Act"), or in the rules and regulations promulgated thereunder, or in applicable state securities or "blue sky" laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor and the Pledgor's Permitted Transferees agree that private sale so made may be at prices and on other terms less favorable to the seller and that Holding has no obligation to delay the sale of the Pledged Securities for the period of time necessary to permit the registration of the Pledged Securities for public sale under the Act and under applicable state securities or "blue sky" laws. The Pledgor and the Pledgor's Permitted Transferees agree that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         (c) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or disposition by Holding pursuant to this Section 3 of the Pledged Securities, the Pledgor and each of the Pledgor's Permitted Transferee will execute all such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use their best efforts to secure the same.

         (d) Neither failure nor delay on the part of Holding to exercise any right, remedy power or privilege provided for herein or by statute or at law or in equity shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege.

      4. Pledgor's Obligations Not Affected. The obligations of the Pledgor and
         ----------------------------------
each of the Pledgor's Permitted Transferees under this Stock Pledge Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by: (a) any subordination, amendment or modification of or addition or supplement to the Employment Agreement, the Shareholders' Agreement, or the Indebtedness or any assignment or transfer thereof; (b)any exercise or non-exercise by Holding of any right, remedy, power or privilege under or in respect of this Stock Pledge Agreement, the Shareholders' Agreement or any instrument evidencing any Indebtedness, or any waiver of any such right, remedy, power or privilege; (c) any waiver, consent, extension indulgence or other action or inaction in respect of this Stock Pledge Agreement, the Employment Agreement, the Shareholders' Agreement or any instrument evidencing any Indebtedness, or any assignment or transfer of any thereof; or (d) any bankruptcy, insolvency, reorganization arrangement, readjustment, composition, liquidation or the like, of Holding, whether or not the Pledgor and the Pledgor's Permitted Transferees shall have notice or knowledge of any of the foregoing.

      5. Transfer by Pledge. The Pledgor and the Pledgor's Permitted Transferees
         ------------------
will not sell, assign, transfer or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber the Pledged Securities or any interest therein except as provided in the Employment Agreement and the Shareholders' Agreement. In the event of a sale, assignment, transfer or other disposition of or mortgage, pledge or other encumbrance of Pledged Securities pursuant to the Employment Agreement or the Shareholders' Agreement, the Common Stock so sold, assigned, transferred or otherwise disposed of or mortgaged, pledged or otherwise encumbered shall remain subject to the provisions of this Stock Pledge Agreement and of the Shareholders' Agreement and the purchaser, assignee, transferee or other acquirer, mortgagee or pledgee shall agree in writing, in form and substance satisfactory to Holding, to be bound by all the terms of this Stock Pledge Agreement and of the Shareholders' Agreement with the same force and effect as if such transferee were a party hereto.

      6. Attorney-in-Fact. Holding is hereby appointed the attorney-in-fact of
         ----------------
the Pledgor and the Pledgor's Transferees for the purpose of carrying out the provisions of this Stock Pledge Agreement and taking any action and executing any instrument which Holding reasonably may deem necessary or advisable to accomplish the purposes hereof, including without limitation, the execution of the applications and other instruments described in Section 3(c) hereof, which appointment as attorney-in-fact is irrevocable as one coupled with an interest.

      7. Termination. Upon payment in full of the unpaid principal of, accrued
         -----------
interest on and all other amounts payable in respect of the Indebtedness, this Stock Pledge Agreement shall terminate and the Pledgor or the Pledgor's Permitted Transferees shall be entitled to the return of such of the Pledged Securities as have not theretofore been sold or otherwise applied pursuant to the provisions of this Stock Pledge Agreement.

      8. Notices. All notices or other communications required or permitted to
         -------
be given hereunder shall be deemed delivered when delivered by hand or when sent by first class, certified mail, postage and fees prepaid, as follows:

      (i)   If to Holding:                  Big V Holding Corp.
                                            c/o Thomas H. Lee Company
                                            75 State Street
                                            Boston, Massachusetts 02109

            Copy to:                        Michael J. Riccio, Jr., Esq.
                                            Hutchins, Wheeler & Dittmar
                                            101 Federal Street
                                            Boston, Massachusetts 02110

      (ii)  If to the Executive:            To the address set forth below
                                            unless and until notice of another
                                            or different address shall be
                                            given as provided herein.

      9. Binding Effect, Successors and Assigns. This Stock Pledge Agreement
         --------------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and nothing herein is intended or shall be construed to give any other person any right, remedy or claim under, to or in respect of this Stock Pledge Agreement. No transfer of Pledged Securities of the Pledgor to the Pledgor's Permitted Transferees shall be permitted hereunder, and any such transfer shall be null and void, unless and until each such Permitted Transferee agrees in writing, in form and substance satisfactory to Big V Supermarkets, Inc. and Holding, to become bound by this Stock Pledge Agreement with respect to the Pledged Securities so transferred.

      10. Miscellaneous. Holding and its assigns shall have no obligation in
          -------------
respect of the Pledged Securities, except to hold and dispose of the same in accordance with the terms of this Stock Pledge Agreement. Neither this Stock Pledge Agreement nor any provision hereof may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought. The provisions of this Stock Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and each of the Pledgor's Permitted Transferees. The captions in this Stock Pledge Agreement are for convenience of reference only and shall not limited to the provisions hereof. This Stock Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules thereof. This Stock Pledge Agreement may be executed simultaneously in counterparts, each of which is an original, but all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Stock Pledge Agreement to be executed and delivered on the date first above written.

                               BIG V HOLDING CORP.

                               By:  /s/ Joseph V. Fisher
                                  ---------------------------
                                  Title:  Joseph V. Fisher

                               /s/ James A. Toopes
                               ------------------------------
                               James A. Toopes

                               Address: 264 Highland Ave.
                                        Ridgewood,  NJ  07450